UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2009

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9801 Highway 79, Building No. 1
Ladson, South Carolina 29456

(Address of principal executive offices) (Zip Code)

(843) 574-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into A Material Definitive Agreement.

On April 1, 2009, Force Protection, Inc. (the “Registrant”), through its joint venture Integrated Survivability Technologies Limited (“IST”), was awarded a contract by the United Kingdom Ministry of Defence for 97 Wolfhound Heavy tactical support vehicles, a 6-wheeled Cougar variant vehicle.  The contract has an approximate value of $122.6 million.  IST is scheduled to deliver the vehicles by February 2010 and the scope of the award includes the design, development, manufacture and associated support of the Wolfhound vehicles.  IST retains the intellectual property associated with the Wolfhound vehicle.

IST, an England and Wales company, is a joint venture between Force Protection Advanced Solutions Limited, a wholly-owned subsidiary of Force Protection Industries, Inc., a wholly owned subsidiary of the Registrant, and NP Aerospace Limited, a subsidiary of The Morgan Crucible Company plc.  On April 1, 2009, the parties entered into a joint venture agreement governing the terms of IST (the “Joint Venture Agreement”).   Pursuant to the terms of the Joint Venture Agreement, IST shall act as the prime contractor for vehicles which are based on the version of the Registrant’s Wolfhound, Buffalo, Mastiff and Ridgback vehicles and related whole life support to the United Kingdom Ministry of Defence and such other vehicles, products and services as agreed to by the parties in writing.  NP Aerospace Limited owns a 50% interest in IST and the remaining 50% interest is owned by the Registrant through one or more of its subsidiaries.  The board of IST consists of six members, three of whom are appointed by the Registrant.   The Registrant shall retain all of its intellectual property rights, subject the terms of subcontracts described below. The Registrant may complete all its existing orders to deliver vehicles to the United Kingdom Ministry of Defence pursuant to its current contracts with the United States Department of Defense Foreign Military Sales program.

On April 1, 2009, IST awarded a sub-contract to Force Protection Industries, Inc. for the delivery of 97 Wolfhound vehicles.  This sub-contract has an approximate value of $65.7 million.  Force Protection Industries, Inc. is scheduled to deliver the vehicles by September 2009 and the scope of the subcontract includes the provision of base Wolfhound vehicles to United Kingdom Ministry of Defence production standard.  Pursuant to this subcontract, the Registrant, through one or more of its subsidiaries, licenses certain of its intellectual property to IST for purposes of IST’s prime contract with United Kingdom Ministry of Defence and IST’s subcontract with NP Aerospace Limited.

Item 7.01. Regulation FD Disclosure.

On April 6, 2009, the Registrant issued a press release regarding the award from the United Kingdom Ministry of Defense and the joint venture with NP Aerospace.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K contains forward looking statements that are not historical facts, including statements about the Registrant’s beliefs and expectations. These statements are based on beliefs and assumptions by the Registrant’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Registrant undertakes no obligation to update any of them publicly in light of new information or future events.  These include, but are not limited to, the benefits of the Registrant’s products to the United Kingdom Ministry of Defence, the effects of establishing direct commercial relationships, the success of Integrated Survivability Technologies Limited, and the ability to integrate the Registrant’s products with NP Aerospace.  A number of important factors could cause actual result to differ materially from those contained in any forward-looking statements.  Examples of these factors include, but are not limited to, the Registrant’s ability to fulfill the order for the Wolfhound vehicles on a timely basis,  the Registrant’s ability to effectively manage and grow Integrated Survivability Technologies Limited, the Registrant’s ability to manage its relationship with the United Kingdom Ministry of Defence and other strategic partners, the Registrant’s ability to effectively manage the risks in its business; the reaction of the marketplace to the foregoing; and other risk factors and cautionary statements listed in the Registrant’s periodic reports filed with the Securities and Exchange Commission, including the risks set forth in the Company’s 2008 Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

99.1	Press Release dated April 6, 2009 entitled “Force Protection Joint Venture Awarded $122.6 Million Wolfhound Contract by United Kingdom Ministry of Defence”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: April 6, 2009
/s/ Lenna Ruth Macdonald
(Signature)

Name: Lenna Ruth Macdonald
Title: Chief Strategy Officer, General Counsel and Corporate Secretary